1 From: Energy Vault Holdings, Inc 4360 Park Terrace Drive, Suite 100 Westlake Village California 91361 United States (the “Company”) To: Josh McMorrow Fasanenstraße 65 10719 Berlin Germany (the “Employee”) 05 May 2023 Treatment of Outstanding Equity Incentive Awards 1. Background Notwithstanding the terms on which any equity incentive awards were or are granted to the Employee by the Company (whether before or after the date of this letter agreement) (the “Equity Awards”), the Company and Employee wish to agree that on termination of the Employee’s employment with Energy Vault SA (the “Employer”) for the reasons set out in clause 2 below, any unvested units/shares under any outstanding Equity Awards (the “Unvested Equity Awards”) will immediately vest in full. 2. Agreement 2.1 In the event the Employee’s employment with the Employer is terminated within a Change of Control Period by the Employer without Cause or by the Employee for Good Reason, then subject to the Employee delivering to the Employer an executed settlement agreement in a form approved by the Employer and the Employee’s continued compliance with the post-termination restrictions in [clause 17] of the Employee’s employment contract with the Employer: (a) all of the then-unvested shares/units (if any) under the Unvested Equity Awards will immediately vest; and (b) all Equity Awards (including vested and Unvested Equity Awards, any restricted stock units or similar full value awards) will be settled as soon as is reasonably practicable. 3. Definitions 3.1 For the purposes of this letter agreement, the following definitions apply: (a) “Cause” shall include but is not limited to: (a) willful failure to substantially perform duties with the Employer (other than any such failure resulting from the Employee’s physical or mental illness) or failure in any material respect to carry out or comply with any lawful and reasonable directive of the

2 CEO or board of the Employer; (b) dishonesty, willful misconduct or fraud; (c) commission of a reportable violation of any applicable banking, securities or commodities laws, rules or regulations that constitutes a serious offense that could or does result in a significant fine or a custodial sentence; (d) conviction or plea of nolo contendere (or equivalent) to or commission of a felony or any crime involving moral turpitude; (e) engaging in sexual, racial, or other forms of unlawful discrimination, harassment, or retaliation; or (f) a material violation of the Employer’s Code of Conduct. (b) “Change in Control” has the meaning set out in the Company’s 2022 Equity Incentive Plan. Notwithstanding the foregoing, a “Change in Control” must also constitute a “change in control event,” as defined in US Treasury Regulation §1.409A-3(i)(5). (c) “Change in Control Period” means the period commencing with a Change in Control and ending 18 months following the date of such Change in Control. (d) “Good Reason” means without the Employee’s express written consent, the occurrence of any of the following circumstances: (A) a material reduction or material expansion in the nature or scope the Employee’s duties, responsibilities, authority, powers or functions, or reporting line as compared to the Employee’s duties, responsibilities, authority, powers or functions, or reporting line before such reduction or expansion, as applicable; (B) a material reduction in the Employee’s basic salary or target annual bonus percentage (except for across-the-board reductions based on the Employer’s financial performance similarly affecting substantially all senior management employees); or (C) the Employee is relocated more than 60 miles from the Employee’s current work location; provided, however, that any such condition or conditions, as applicable, shall not constitute Good Reason unless both (i) the Employee provides written notice to the Employer of the condition claimed to constitute Good Reason within 60 days of the initial existence of such condition(s), and (ii) the Employer fails to remedy such condition(s) within 30 days of receiving such written notice thereof; and provided, further, that in all events the termination of the Employee’s employment shall not constitute a termination for Good Reason unless the termination occurs not more than 90 days following the initial existence of the condition claimed to constitute Good Reason. For the avoidance of doubt, if the Employee retains the same or substantially similar position at the Employer after a Change in Control, but the Employer becomes a division or subsidiary of the successor, it would result in a material reduction in the Employee’s role. 4. Governing law and resolution of disputes This letter agreement and all disputes or claims (including non-contractual disputes or claims) arising out of or in connection with it or its subject matter or formation shall be governed by and construed in accordance with the laws of the State of California. SIGNED by the parties on the date set out at the head of this letter agreement. SIGNED by ENERGY VAULT HOLDINGS, INC )

3 acting by: ) ) ) ) ) ) /s/ Josh McMorrow ) ) ) ) /s/ Robert Piconi ___________________________________ _ Co-Founder and CEO ___________________________________ _ Robert Allen Piconi ___________________________________ _